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                                                               EXHIBIT 99.B10.B


                    [CIGNA INDIVIDUAL INSURANCE LETTERHEAD]



April 17, 1997




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File No. 33-48137) to be filed by Connecticut General Life Insurance Company and Connecticut General Variable Annuity Separate Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

Very truly yours,





/s/ EDWIN L, KERR
------------------------------
Edwin L, Kerr